                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of Commission Only
                 (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                       ETHAN ALLEN INTERIORS INC.
------------------------------------------------------------
      (Name of Registrant as Specified in its Charter)

                       ETHAN ALLEN INTERIORS INC.
------------------------------------------------------------
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           1)   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2)   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3)   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4)   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5)   Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials:
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           schedule and the date of its filing.
           1)   Amount Previously Paid:
                ----------------------------------------------------------
           2)   Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           3)   Filing Party:
                ----------------------------------------------------------
           4)   Date Filed:
                ----------------------------------------------------------

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811

                                                       September 28, 2001

       Dear Shareholder:

           You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Ethan Allen Interiors Inc. This meeting will be held at the Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811 at 9:00 A.M. local time, on Thursday, November 15, 2001.

           You will find information about the meeting in the enclosed Notice and Proxy Statement.

           Your vote is very important and we hope you will be able to attend the meeting. To ensure your representation at the meeting, even if you anticipate attending in person, we urge you to mark, sign, date and return the enclosed proxy card. If you attend, you will, of course, be entitled to vote in person.

       Sincerely,

       /s/ M. Farooq Kathwari

       M. Farooq Kathwari
       Chairman of the Board,
       Chief Executive Officer and
       President

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811
                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

       TO THE SHAREHOLDERS OF
       ETHAN ALLEN INTERIORS INC.

           The annual meeting of the shareholders of Ethan Allen
       Interiors Inc. will be held at the Ethan Allen International Corporate Headquarters on Thursday, November 15, 2001 at
       9:00 A.M., local time, for the purpose of considering and acting upon the following:

            1. The election of directors;

            2. Ratification of the appointment of KPMG LLP as independent auditors for the 2002 fiscal year; and

            3. Such other business as may properly come before the
               meeting.

           The Board of Directors has fixed September 21, 2001 as the record date for determining shareholders entitled to notice of and to vote at the meeting. Shareholders are requested to mark, sign, date and return the enclosed proxy card. An envelope is provided requiring no postage for mailing in the United States. Your prompt response will be appreciated.

                                          Roxanne Khazarian
                                          Secretary

       September 28, 2001
       Ethan Allen Interiors Inc.
       Ethan Allen Drive
       Danbury, Connecticut 06811

                           ETHAN ALLEN INTERIORS INC.
                               ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811
                                PROXY STATEMENT

    The Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ethan Allen Interiors Inc., a Delaware corporation ("Company"), of proxies for use at the 2001 Annual Meeting of Shareholders of the Company to be held on November 15, 2001 and any adjournment thereof (the "Annual Meeting"). The Proxy Statement and accompanying form of proxy are first being mailed to shareholders on or about September 28, 2001.

                   VOTING SECURITIES; PROXIES; REQUIRED VOTE

VOTING SECURITIES

    The Board of Directors has fixed the close of business on September 21, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had outstanding 38,689,886 shares of common stock, par value $.01 per share (the "Common Stock"). The holders of Common Stock are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote per share.

PROXIES

    M. Farooq Kathwari, Horace G. McDonell and Edward H. Meyer, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors of the Company to serve in such capacity. Each properly executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt of the Secretary of the Company of either
(i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting.

REQUIRED VOTE

    The Holders of at least one third of the outstanding shares of Common Stock represented in person or by proxy will constitute a quorum at the Annual Meeting. At the Annual Meeting, the vote of a majority in interest of the shareholders present in person or by proxy and entitled to vote thereon is required to elect directors and ratify the appointment of KPMG LLP as the independent auditors of the Company's consolidated financial statements for the fiscal year ending June 30, 2002.

    The election inspectors appointed for the meeting will tabulate the votes cast in person or by proxy at the Annual Meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Board of Directors is presently composed of seven members. The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, as nearly equal in size as possible, with one class of Directors elected each year for a three-year term. The term of the Directors in one class, which is composed of three Directors, expires as of the Annual Meeting.

    Three directors, Clinton A. Clark, Kristin Gamble and Edward H. Meyer are nominated for election at the Annual Meeting, to terms as Directors for three years. If for any reason any nominee becomes unable or unwilling to serve at the time of the meeting, the persons named in the enclosed proxy card will have discretionary authority to vote for a substitute nominee. It is not anticipated that any of the nominees will be unavailable for election.

    The following sets forth information as to the nominees for election at the Annual Meeting and each Director continuing in office, including his or her age, present principal occupation, other business experience during the last five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a Director of the Company.

NOMINEES FOR ELECTION AT THIS MEETING TO A TERM EXPIRING IN 2004

    CLINTON A. CLARK, 59, was elected as a director of the Company on June 30, 1989. He was Chairman, President and Chief Executive Officer of Long John Silver's Restaurants, Inc. from 1990 through September 30, 1993. He is President and sole stockholder of Ironwood Equity Inc., a private investment company, since he founded the company in 1990. He has been the President and sole stockholder of CAC Investments, Inc., a private investment company, since he founded the company in January 1986. Prior to founding CAC Investments, Inc., Mr. Clark was President and Chief Executive Officer of The Children's Place, a retail chain selling children's apparel, which he founded in 1968. Mr. Clark is also an investor and director of several private companies. He is a member of the Audit Committee.

    KRISTIN GAMBLE, 56, was elected as a director of the Company on July 28, 1992. Since 1984, she has been President of Flood, Gamble Associates, Inc., which is an investment counseling firm. Ms. Gamble was Senior Vice President responsible for equity strategy and economic research with Manufacturers Hanover Trust Company from 1981 to 1984 and prior to that held various management positions with Manufacturers Hanover (1977-1981), Foley, Warendorf & Co., a brokerage firm (1976-1977), Rothschild, Inc. (1971-1976) and Merrill, Lynch, Pierce, Fenner & Smith (1968-1971). Since May 10, 1995, she has served as a member of the Board of Trustees of Federal Realty Investment Trust. She is a member of the Audit Committee and the Compensation Committee.

    EDWARD H. MEYER, 74, was elected as a director of the Company on May 30, 1991. He is President, Chairman of the Board, and Chief Executive Officer of Grey Global Group Inc. Mr. Meyer joined Grey Worldwide in 1956 and in 1964 was appointed Executive Vice President for Account Services. He was elected President in 1968 and Chief Executive Officer and Chairman of Grey Worldwide in 1970. Grey Global Group Inc. performs advertising services for Ethan Allen. See "Certain Transactions". Mr. Meyer is a Director of a number of outside business and financial organizations, including Harman International Industries, Inc. He is Chairman of the Compensation Committee.

DIRECTORS WHOSE PRESENT TERM WILL CONTINUE UNTIL 2002

    M. FAROOQ KATHWARI, 57, was elected as a director of Ethan Allen in 1981, was appointed President and Chief Operating Officer in 1985 and was appointed to the additional position of Chairman and Chief Executive Officer of the Company and Ethan Allen in September 1988. In 1973, Mr. Kathwari formed a joint venture company called KEA International Inc. with Ethan Allen to develop home furnishings product programs such as lighting, floor coverings, decorative accessories and other related programs. In 1980, KEA International Inc. merged with Ethan Allen and Mr. Kathwari joined Ethan Allen as a Vice President responsible for merchandising and international operations. He was promoted to Senior Vice President in 1981, to Executive Vice President in 1983, and to President in 1985. From 1968 to 1973 he was Vice President of Rothschild, Inc. Mr. Kathwari is a director of several non-profit organizations, including the American Furniture Manufacturer's Association and the National Retail Federation.

    HORACE G. MCDONELL, 72, was elected as a director of the Company on May 30, 1991. He retired as Chairman and Chief Executive Officer of the Perkin-Elmer Corporation in November 1990. Mr. McDonell served in a number of marketing and executive positions in that company. He was elected President in 1980, Chief Executive Officer in 1984, and Chairman in 1985. He is a past Chairman of the American Electronics Association and a past director of Danbury Health Systems, Hubbell Incorporated, Silicon Valley Group Incorporated and ETEC Incorporated. He is Chairman of the Audit Committee.

DIRECTORS WHOSE PRESENT TERM WILL CONTINUE UNTIL 2003

    WILLIAM W. SPRAGUE, 43, was initially elected as a director of the Company on June 30, 1989. He was previously designated as a Preferred Stock Director of the Company until the Company redeemed its Preferred Stock. In February 1996, Mr. Sprague founded Crest Communications Holdings, LLC, a private investment firm focusing on the media and telecommunications industries. Prior to that, he was a managing Director of Smith Barney Inc. from 1991, and a Vice President since April 1989. Prior to April 1989, Mr. Sprague was a Vice President of Kidder, Peabody & Co., Incorporated, which he joined in September 1984.
Mr. Sprague is also Chairman of the Board of Directors of ViaSource Communications, Inc. and Raviant Networks Inc. In addition, he is a director of several other private companies. He is a member of the Audit Committee.

    FRANK G. WISNER, 63, was elected as a director of the Company on July 23, 2001. He is Vice Chairman, External Affairs, of American International Group, the leading United States-based international insurance organization. Prior to joining AIG, he was the United States Ambassador to India from July 1994 through July 1997. He retired from the United States Government with the rank of Career Ambassador, the highest grade in the Foreign Service. Mr. Wisner joined the State Department as a Foreign Service Officer in 1961 and served in a variety of overseas and Washington positions during his 36-year career. Among his other positions, Mr. Wisner served successively as United States Ambassador to Zambia, Egypt and the Philippines. Before being named United States Ambassador to India, his most recent assignment was as Under Secretary of Defense for Policy. Prior to that he was Under Secretary of State for International Security Affairs.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS NAMED ABOVE, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY CARD.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During fiscal year 2001, there were four regularly scheduled meetings of the Board of Directors. Average attendance at the aggregate number of Board and Committee meetings was 89% in fiscal 2001 and no director attended fewer than 73% of the aggregate number of meetings of the Board of Directors and committees on which he or she served.

    The Board of Directors has established two standing committees: the Audit Committee and the Compensation Committee. Committee memberships of each nominee and continuing director are set forth in their biographical information above.

AUDIT COMMITTEE

    The Audit Committee recommends the appointment of a firm of independent public accountants to audit the Company's financial statements and reviews and approves the scope, purpose and type of audit services to be performed by the external auditors. The Audit Committee also reviews the scope and findings of the Company's internal auditors. In accordance with recently promulgated SEC regulations, the Audit Committee has approved an Audit Committee Charter, describing the activities of the Audit Committee. No member of the Audit Committee may be an employee of the Company or of Ethan Allen Inc. The Audit Committee held six meetings during fiscal 2001.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standard Board.

    The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee held six meetings during fiscal 2001, which included but were not limited to the review of the quarterly 10-Q filings and annual 10-K filing.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended, subject to Board and shareholder approval, the selection of the Company's independent auditors.

                          HORACE G. McDONELL, CHAIRMAN
                                CLINTON A. CLARK
                                 KRISTIN GAMBLE
                               WILLIAM W. SPRAGUE

COMPENSATION COMMITTEE

    The duties of the Compensation Committee are to (i) review and make determinations with regard to the employment arrangements, and compensation for the Chief Executive Officer, President and Chief Financial Officer or Treasurer and (ii) consider and accept, modify or reject the Chief Executive Officer's recommendations as to incentive compensation for executives and employees. No member of the Compensation Committee may be an employee of the Company or of Ethan Allen Inc. The Compensation Committee held one meeting in fiscal 2001.

DIRECTOR COMPENSATION

    For fiscal year 2001, all independent directors (meaning directors who are not executives or employees of the Company or associated with any "interested person" as referred to in Article Fifth of the Certificate of Incorporation) received $8,000 per annum and $2,500 per meeting of the Board of Directors. Each Chairman of a Committee who is an independent director received an additional $6,000 per annum. Each independent director received $1,000 for each committee meeting of the Board of Directors held on a date on which a meeting of the Board of Directors was not held. In addition, independent directors are eligible for awards of options and stock appreciation rights under the Company's 1992 Stock Option Plan. Pursuant to such plan 2,000 options were awarded in fiscal 2001 to each independent director.

    For fiscal year 2002, all independent directors will receive $8,000 per annum and $2,500 per meeting of the Board of Directors. Each Chairman of a Committee who is an independent director will receive an additional $6,000 per annum. Each independent director will receive $1,000 for each committee meeting of the Board of Directors held on a date on which a meeting of the Board of Directors is not held. In addition, independent directors will be eligible for awards of options and stock appreciation rights under the Company's 1992 Stock Option Plan.

CERTAIN TRANSACTIONS

    Kristin Gamble and Edward Meyer served as members of the Compensation Committee of the Board of Directors of the Company for fiscal year 2001. Clinton Clark, Kristin Gamble, Horace G. McDonell and William W. Sprague served as members of the Audit Committee of the Board of Directors of the Company for fiscal year 2001. Mr. Meyer is Chairman and President of Grey Global
Group Inc., which received a fee of approximately $1,074,000 for the performance of advertising services for Ethan Allen in fiscal 2001.

    The Company is party to indemnification agreements with each of the members of the Board of Directors pursuant to which the Company has agreed to indemnify and hold harmless each director from liabilities incurred as a result of such director's status as a director of the Company, subject to certain limitations.

EXECUTIVE OFFICERS

    Set forth below is a description of the business experience of each executive officer, other than Mr. Kathwari, of the Company:

    LENORA W. KIRKLEY, 44, serves as Vice President, Advertising. She is responsible for the Advertising, Public Relations, and Consumer Finance divisions of the Company. Ms. Kirkley joined the Company as Retail Advertising Manager in May 1988. Prior to joining the Company, she held various account management positions with Grey Worldwide Inc., and Doyle Dane Bernbach, Inc., New York Advertising Agencies.

    SANDRA LAMENZA, 53, serves as Vice President and General Manager, Retail Division. She is responsible for the supervision of the Company operated retail stores. Ms. Lamenza started in the training department of Ethan Allen in 1988 and has held various marketing positions.

    CRAIG W. STOUT, 51, serves as Vice President, Design and Product Development. He is responsible for the design and development of products sold by the Company. Mr. Stout joined Ethan Allen in 1972 and has held various marketing, merchandising and product development positions.

    MARGARET MCLINDEN, 49, serves as Vice-President, Store Planning. She joined the company in 1977 as a designer in Store Planning. Ms. McLinden was appointed Vice-President of Store Planning in 1993. She has been responsible for the overall design supervision of all new stores and remodeling of Ethan Allen stores worldwide.

SECURITY OWNERSHIP OF COMMON STOCK OF CERTAIN OWNERS AND MANAGEMENT

    The following table sets forth, as of June 30, 2001, except as otherwise noted, information with respect to beneficial ownership of the Common Stock on a fully-diluted basis in respect of (i) each director and executive officer of the Company named in the table below under "Executive Compensation--Summary Compensation Table", (ii) all directors and executive officers of the Company as a group and (iii) based on information available to the Company and a review of statements filed with the SEC pursuant to Section 13(d) and 13(g) of the Securities Act of 1934, as amended (the "Exchange Act"), each person or entity that beneficially owned (directly or together with affiliates) more than 5% of the Common Stock.

The Company believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by them, except as otherwise noted.

NAME AND ADDRESS OF                                            SHARES                COMMON STOCK
BENEFICIAL OWNER                                        BENEFICIALLY OWNED(1)   PERCENTAGE OWNERSHIP(1)
-------------------                                     ---------------------   -----------------------
DIRECTORS AND EXECUTIVE OFFICERS:
Mr. Farooq Kathwari(2)................................        5,063,158                  11.86%
Edward H. Meyer(3)....................................           73,860                      *
Horace G. McDonell(4).................................           57,000                      *
Kristin Gamble(5).....................................           36,800                      *
Lenora W. Kirkley(6)..................................           27,200                      *
William W. Sprague(7).................................           26,600                      *
Craig W. Stout(8).....................................           25,550                      *
Margaret McLinden(9)..................................           20,026                      *
Sandra Lamenza(10)....................................           17,406                      *
Clinton A. Clark(11)..................................           14,500                      *
Frank G. Wisner(12)...................................                0                      *
All executive officers and directors as a
  group(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)...........        5,488,319                  12.86%

OTHER PRINCIPAL STOCKHOLDERS:
Ruane, Cunniff & Co., Inc.(13)........................        5,848,097                  13.70%
Baron Capital Group, Inc.(14).........................        4,532,000                  10.62%
American Express Company(15)..........................        2,325,920                   5.45%

------------------------

*   Indicates beneficial ownership of less than 1% of shares of Common Stock.

(1) Information presented herein reflects share ownership on a fully-diluted basis and assumes the outstanding Incentive Options and options granted under the 1992 Stock Option Plan are exercised, whether or not currently vested, earned or exercisable.

(2) Includes (a) 1,932,978 shares owned by Mr. Kathwari; (b) 2,475,050 shares issuable upon exercise of stock options granted under the 1992 Stock Option Plans; (c) 235,954 shares issued upon the exercise of stock options, but as to which delivery of the shares has been deferred; (d) 418,744 shares of the Ethan Allen Retirement Plan which are subject to proxies granted to Mr. Kathwari; and (e) 432 shares held directly by Mr. Kathwari in the Ethan Allen Retirement Plan. Mr. Kathwari's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(3) Includes options and warrants to purchase 34,000 shares of Common Stock. Mr. Meyer's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(4) Includes options and warrants to purchase 34,000 shares of Common Stock. Mr. McDonell's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(5) Includes options and warrants to purchase 26,500 shares of Common Stock. Ms. Gamble's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(6) Includes options and warrants to purchase 26,800 shares of Common Stock. Ms. Kirkley's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(7) Includes options and warrants to purchase 8,500 shares of Common Stock. Mr. Sprague's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(8) Includes options and warrants to purchase 25,550 shares of Common Stock. Mr. Stout's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(9) Includes options and warrants to purchase 18,050 shares of Common Stock. Ms. McLinden's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(10) Includes options and warrants to purchase 16,800 shares of Common Stock. Ms. Lamenza's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(11) Includes options and warrants to purchase 14,500 shares of Common Stock. Mr. Clark's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(12) Mr. Wisner's address is Ethan Allen Drive, Danbury, Connecticut 06811.

(13) As of February 15, 2001, Ruane, Cunniff & Co., Inc. ("RCC"), a broker/dealer registered under the Exchange Act and an investment advisor registered under the Investment Advisors Act of 1940 (the "1940 Act"), beneficially owned 5,848,097 shares of Common Stock. RCC has (i) sole voting power with respect to 3,715,975 shares of Common Stock, (ii) sole dispositive power with respect to 3,434,097 shares of Common Stock and
    (iii) shared dispositive power with respect to 2,414,000 shares of Common Stock. The address of RCC is 767 Fifth Avenue, New York, New York 10153.

(14) As of February 15, 2001, Baron Capital Group, Inc. ("BCG") and Ronald Baron ("RB"), each a parent holding company, in accordance with
    Section 13d-1(b)(ii)(G) of the Exchange Act, beneficially owned 4,532,000 shares of Common Stock. Such shares are held by their controlled entities or the investment advisory clients thereof. BCG and RB have (i) sole voting power with respect to 400,000 shares of Common Stock, (ii) shared voting power with respect to 4,102,000 shares of Common Stock, (iii) sole dispositive power with respect to 400,000 shares of Common Stock and
    (iv) shared dispositive power with respect to 4,132,000 shares of Common Stock. The address of BCG and RB is 767 Fifth Avenue, New York, New York 10153.

(15) As of December 31, 2000, American Express Company ("AEC"), a parent holding company, in accordance with Section 13d-1(b)(ii)(G) of the Exchange Act, and American Express Financial Corporation ("AEFC"), an investment advisor registered under the 1940 Act, beneficially owned 2,325,920 shares of Common Stock. AEC and AEFC have (i) shared voting power with respect to 18,200 shares of Common Stock and (ii) shared dispositive power with respect to 2,325,920 shares of Common Stock. The address of AEC and AEFC is 200 Vesey Street, New York, New York 10285.

                                   PROPOSAL 2
                  RATIFICATION OF THE APPOINTMENT OF AUDITORS

    Subject to shareholder ratification, the Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending June 30, 2002. KPMG LLP were the independent auditors for the Company for the fiscal year ended June 30, 2001. Representatives of KPMG LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions.

    For fiscal 2001, the Company paid approximately $381,772 in fees and expenses to its independent auditors. Of that amount, $282,665 related to the audit of the year end financial statements and quarterly reviews. The remaining $99,107 related to the performance of tax and other services, including the audit of the Company's Retirement Savings Plan. There were no fees incurred related to financial information design and implementation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY CARD.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, as to the Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer, information concerning all cash compensation paid or accrued for services rendered in all capacities to the Company during the fiscal years ended
June 30, 2001, 2000 and 1999. For a description of the terms of employment agreements, option and restricted stock grants for the listed officers, see pages 8 through 14.

                                                                                  LONG TERM
                                                                             COMPENSATION AWARDS
                                                                        -----------------------------
                                                                                        SECURITIES
                                           ANNUAL COMPENSATION          RESTRICTED      UNDERLYING
                                     --------------------------------     AWARDS     OPTIONS/WARRANTS      ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY      BONUS        STOCK          GRANTED        COMPENSATION(1)
---------------------------          --------   --------   ----------   ----------   ----------------   ---------------
M. Farooq Kathwari.................    2001     $747,780   $1,642,000     12,000              --             404,440
  Chairman of the Board of             2000      726,823    2,027,000      2,000              --              59,080
  Directors, President and             1999      711,613    1,851,000     30,000              --           1,032,980
  Chief Executive Officer

Lenora W. Kirkley..................    2001      182,404       70,000         --              --               1,000
  Vice President, Advertising          2000      168,385       70,000         --           2,000               1,000
                                       1999      158,462       65,000         --           4,500               1,000

Sandra Lamenza.....................    2001      180,673       70,000         --              --               1,000
  Vice President and General           2000      154,346       70,000         --           2,500               1,000
  Manager, Retail Division             1999      134,250       40,000         --           2,250               1,000

Craig W. Stout.....................    2001      180,673       70,000         --              --               1,000
  Vice President, Design and           2000      156,769       70,000         --           2,000               1,000
  Product Development                  1999      138,462       60,000         --           3,750               1,000

Margaret McLinden..................    2001      163,269       60,000         --              --               1,000
  Vice President, Store Planning       2000      152,577       60,000         --           1,500               1,000
                                       1999      137,692       60,000         --           3,000               1,000

--------------------------

(1) Includes contributions by Ethan Allen of $1,000 each pursuant to Ethan Allen's 401(k) Savings Plan for fiscal years 2001, 2000, and 1999. In addition, Mr. Kathwari's compensation includes: (a) $390,000 from the vesting of shares of restricted stock granted on July 1, 1998, and
    (b) $13,440 from dividends on Stock Units.

INCENTIVE STOCK OPTION GRANTS DURING FISCAL YEAR 2001

    The following table sets forth information concerning grants of incentive options to the named executive officers during the fiscal year ended June 30, 2001.

                                                    INDIVIDUAL GRANTS (1)                  POTENTIAL REALIZED
                                       ------------------------------------------------     VALUE AT ASSUMED
                                                    % OF TOTAL                                   ANNUAL
                                         NUMBER      OPTIONS                              RATES OF STOCK PRICE
                                       OF SHARES    AWARDED TO   EXERCISE                   APPRECIATION FOR
                                       UNDERLYING   EMPLOYEES     OR BASE                      OPTION TERM
                                        OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   ---------------------
SECURITIES AWARDED TO                   AWARDED        YEAR        SHARE      DATE(2)        5%          10%
---------------------                  ----------   ----------   ---------   ----------   ---------   ---------
M. Farooq Kathwari...................        0             0            0            0          0            0
Lenora W. Kirkley....................        0             0            0            0          0            0
Sandra Lamenza.......................        0             0            0            0          0            0
Craig W. Stout.......................        0             0            0            0          0            0
Margaret McLinden....................        0             0            0            0          0            0

------------------------

(1) All stock options reported in this table were granted pursuant to the 1992 Stock Option Plan--see "Employee Stock Plans".

(2) Expires the earlier of the date indicated or 90 days after the participants' employment with the Company is terminated for any reason.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTIONS/WARRANTS VALUES

    The following table sets forth information concerning the number of unexpired Incentive Options and 1992 Stock Options outstanding as of the end of fiscal 2001, and the value of any unexercised in-the-money Incentive Options and 1992 Stock Options outstanding at such time (assuming a stock price of $32.50 per share at June 30, 2001), held by the named executive officers.

                                                                                                VALUE OF
                                                                  NUMBER OF                 UNEXERCISED IN-
                                                            SECURITIES UNDERLYING         THE-MONEY INCENTIVE
                                                        UNEXERCISED INCENTIVE OPTIONS    OPTIONS AND 1992 STOCK
                                                           AND 1992 STOCK OPTIONS       OPTIONS AT JUNE 30, 2001
                           SHARES ACQUIRED    VALUE           AT JUNE 30, 2001                EXERCISABLE/
                             ON EXERCISE     REALIZED     EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE
                           ---------------   --------   -----------------------------   ------------------------
M. Farooq Kathwari
  Exercisable............          --             --              2,243,583                    36,428,162
  Unexercisable..........          --             --                231,467                     6,051,778

Lenora W. Kirkley
  Exercisable............          --             --                 21,699                       417,375
  Unexercisable..........          --             --                  5,101                        36,313

Sandra Lamenza
  Exercisable............          --             --                 13,012                       238,578
  Unexercisable..........          --             --                  3,789                        26,734

Craig W. Stout
  Exercisable............          --             --                 21,574                       455,094
  Unexercisable..........          --             --                  3,976                        19,594

Margaret McLinden
  Exercisable............       9,000        243,467                 14,262                       246,899
  Unexercisable..........          --             --                  3,789                        26,133

EMPLOYEE STOCK PLANS

    The Company has issued options to purchase shares of Common Stock pursuant to the 1992 Stock Option Plan and an Incentive Stock Option Plan and has issued warrants to purchase shares of Common Stock to certain key members of management. See Note 10 to "Notes to Consolidated Financial Statements" in the Company's Annual Report as of June 30, 2001 filed on Form 10-K. The Company has registered shares of Common Stock issuable upon exercise of such options and warrants in the near future.

THE ETHAN ALLEN RETIREMENT SAVINGS PLAN

    Ethan Allen established the Ethan Allen Profit Sharing and 401(k) Retirement Plan (the "Plan"), now known as the Ethan Allen Retirement Savings Plan, effective July 1, 1994 as a result of the merger of the Profit Sharing and 401(k) Plans. The Plan covers all employees who have completed at least three months of service.

    The 401(k) aspect of the Plan allows participants to defer up to 20% of their compensation, subject to certain statutory limitations. The Company contributes $1.00 for each $1.00 on the first $500 of a participant's before tax contribution and $0.50 for each $1.00 for the next $1,000, up to a maximum of $1,000 annually (effective January 1, 2000). During each of the fiscal years 2001, 2000 and 1999, the Company made a contribution of $1,000 to the 401(k) aspect of the Plan for each of the above named executive officers. Participant contributions and employer 401(k) contributions are immediately and fully vested.

    The Profit Sharing portion of the Plan is a defined contribution plan. Contributions to the Plan can only be made by the Company and are at the discretion of the Company. Contributions are allocated among all members in the same ratio as their covered remuneration bears to that of all members.

    The Plan is the primary vehicle for providing retirement income to Ethan Allen employees.

    The Plan is administered by Ethan Allen Inc. with J.P. Morgan/American Century Services, Inc. as Investment Manager and Recordkeeper. Investments offered include a stable asset fund, six mutual funds, three strategic allocation funds, employer common stock and a personal choice option. The investments are employee directed and qualify under Section 404c.

    As of June 30, 2001, the estimated net present aggregate value of contributions to the retirement programs for the above named executive officers were: M. Farooq Kathwari $358,565, Lenora W. Kirkley $26,345, Sandra Lamenza $14,792, Craig W. Stout $51,817 and Margaret McLinden $67,367.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors is responsible for
(i) reviewing and making determinations with regard to the employment arrangements, and compensation for the Chief Executive Officer, President and Chief Financial Officer or Treasurer and (ii) considering and accepting, modifying or rejecting the Chief Executive Officer's recommendations as to incentive compensation for executives and employees. The Compensation Committee met one time in fiscal 2001. The Compensation Committee reviews and approves the remuneration arrangements for the officers and directors of the Company, and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options and restricted stock awards. The members of the Compensation Committee are Mr. Edward H. Meyer and Ms. Kristin Gamble.

GENERAL POLICIES REGARDING COMPENSATION OF EXECUTIVE OFFICERS

    The Compensation Committee's goals in establishing compensation levels and administering executive compensation plans are (1) to attract and retain high quality managerial and executive talent, (2) to reward executives for superior performance and (3) to structure appropriate incentives for executives to produce sustained superior performance in the future. The Company's compensation structure consists of base salary, annual cash bonuses, stock options and restricted stock awards. Generally, in formulating the compensation arrangements for executives other than the Chief Executive Officer, the Compensation Committee solicits recommendations from its Chief Executive Officer, which it considers, modifies and/or approves.

SALARY

    The Compensation Committee assesses base salaries of the Chief Executive Officer and Chief Financial Officer or Treasurer at levels that reflect the Compensation Committee's subjective assessment of prevailing salary levels among the companies with which it believes the Company competes for executive talent, as well as companies in the Company's industry generally.

BONUSES

    For fiscal 2001, the Company's Compensation Committee observed a cash bonus program (the "Bonus Program") for managerial employees of the Company. The Bonus Program had two components: (i) an aggregate of $2,334,000 in cash to be distributed to managerial employees other than Mr. Kathwari in amounts recommended by Mr. Kathwari, and (ii) as to Mr. Kathwari an amount determined in accordance with the New Employment Agreement. In light of the Company's performance for fiscal year 2001 and in accordance with the bonus formula in the New Employment Agreement, the Committee approved a bonus of $1,642,000 for Mr. Kathwari.

STOCK OPTIONS AND RESTRICTED STOCK AWARDS

    Stock options granted at 100% of the stock's market value on the date of grant are currently the Company's sole long term compensation vehicle. The Compensation Committee believes that stock options align the interest of management with those of the Company's stockholders and provide appropriate incentives to motivate executives to provide increased returns for stockholders.

    In determining the size of individual option grants, and restricted stock awards, the Compensation Committee considers the aggregate number of shares available, which is in turn a function of the levels of stockholders' dilution, the number of shares previously authorized by stockholders remaining available for grants of options and awards and the number of individuals to whom it wishes to award stock options and restricted stock awards. The Compensation Committee also considers the range of potential compensation levels that may be yielded by the options. Furthermore, the Compensation Committee considers the size of option grants awarded by those companies with which it believes the Company competes for executives, especially within the home furnishings industry. The Compensation Committee reserves the discretion to consider any factors it considers relevant, and to give all factors considered the relative weight it considers appropriate under the circumstances then prevailing, in reaching its determination regarding the size and timing of option grants and restricted stock awards.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER FOR FISCAL 2001

    As of July 1, 1994, Mr. Kathwari and the Company entered into an employment agreement (the "Prior Employment Agreement"), which was revised and extended as of July 1, 1997 (as revised, the "New Employment Agreement"). Pursuant to the New Employment Agreement, the Company agreed to employ Mr. Kathwari as Chairman, Chief Executive Officer and President of the Company and Ethan Allen for a period of five years commencing July 1997 with two one-year extensions exercisable with the agreement of Mr. Kathwari and the Company. Pursuant to the terms of the New Employment Agreement, Mr. Kathwari receives a base salary of $700,000 per year, subject to increase annually upon the review and recommendation of the Compensation Committee, with automatic annual cost-of-living increases.

    Pursuant to the terms of the New Employment Agreement, Mr. Kathwari is entitled to an annual incentive bonus based upon the Company's Operating Income (as described in the New Employment

Agreement). If the Company's Operating Income is $53.24 million or less, he will receive no incentive bonus. If the Company's Operating Income exceeds
$53.24 million, his incentive bonus will be equal to 2% of the amount by which Operating Income exceeds $53.24 million. This Operating Income threshold is increased by 10% each year. In addition, in the event the Company consummates a major acquisition, the Company and Mr. Kathwari have agreed that they will negotiate in good faith for an appropriate revision to this threshold in order to properly implement its purposes.

    Under the Prior Employment Agreement, Mr. Kathwari was to receive during the term of employment ten-year stock options to acquire 60,000 shares at an exercise price equal to the then current market price, resulting in total stock options to Mr. Kathwari to acquire 300,000 shares of Common Stock during the term of the Prior Employment Agreement. Generally, one-third of the stock options was to vest each year following the grant. Pursuant to action of the Compensation Committee on August 8, 1995, that grant was amended so that all remaining stock options were granted as of that date at an exercise price equal to the market price as of August 8, 1995. Pursuant to the two-for-one split of the Company's Common Stock on September 2, 1997, and the three-for-two split of the Company's Common Stock on May 21, 1999 (each, a "Stock Split" and collectively, the "Stock Splits"), this was converted into options to purchase 900,000 shares. The vesting provisions were amended so that one-seventh of the total original grant vested on July 27, 1994, with an additional one-seventh of the total original grant vesting on each successive July 27, up to and including July 27, 2000. Accordingly, as of June 30, 2001, all such options were fully vested.

    Pursuant to the New Employment Agreement, Mr. Kathwari was granted, as of September 19, 1997, additional ten-year stock options to purchase 1,500,000 shares (as adjusted for the May 21, 1999 Stock Split), of which the options to purchase 750,000 shares are exercisable at the market price for the Common Stock on September 19, 1997 (as adjusted for the May 21, 1999 Stock Split) and the options to purchase the remaining 750,000 shares are exercisable at a 30% premium to the market price for the Common Stock on September 19, 1997 (as adjusted for the May 21, 1999 Stock Split). Each set of options vested at a rate of one-third each year following the date of grant, up to and including September 19, 2000. Accordingly, as of June 30, 2001, all such options were fully vested. All options were granted pursuant to the Company's 1992 Stock Option Plan.

    Under the Prior Employment Agreement, Mr. Kathwari received during the term thereof each year as of July 27, 1994, and each successive July 1, up to and including July 1, 1998, 10,000 shares of "restricted" stock, and he received on July 1, 1998, 30,000 shares (as adjusted for the Stock Splits) of "restricted" stock, for a total of up to 150,000 shares (as adjusted for the Stock Splits) under the Prior Employment Agreement. By action of the Compensation Committee on August 2, 2000, the July 1, 1997 grant was amended such that the Compensation Committee had the discretion to deem vested, as of July 1 of each year, a minimum of 2,000 shares of "restricted" stock.

    Pursuant to the New Employment Agreement, the Company established a book account for Mr. Kathwari, which has been credited with 21,000 Stock Units (as adjusted for the May 21, 1999 Stock Split) as of July 1 of each year, commencing July 1, 1997, for a total of up to 105,000 Stock Units over the term of the New Employment Agreement, with an additional 21,000 Stock Units to be credited in connection with each of the two one-year extensions. Following the termination of Mr. Kathwari's employment, Mr. Kathwari will receive shares of Common Stock equal to the number of Stock Units credited to the account. During the period in which Stock Units are credited to the account, Mr. Kathwari will receive dividend equivalent payments in cash equal to the dividends payable on the shares of Common Stock represented by the Stock Units. The options and the restricted stock will become fully vested upon the occurrence of a Change in Control of the Company (as defined in the New Employment Agreement).

    In the event Mr. Kathwari's employment with the Company is terminated by reason of death or disability, he (or his estate) will receive his base salary plus his bonus through the end of the year, along with any deferred compensation, unreimbursed expenses, insurance proceeds and other payments in accordance with Company practices. If Mr. Kathwari's employment is terminated by the Company without

"cause" or by Mr. Kathwari "for good reason", he will receive the same his base salary through the end of the term of the agreement, a payment equal to the lesser of $1 million or the bonus payments for two years calculated by reference to the highest bonus previously paid to him, and he will be entitled to settlement of the Stock Unit awards in Common Stock through the remainder of the full term of the New Employment Agreement and stock options, exercisable within three years after termination. If Mr. Kathwari's employment is terminated by the Company for "cause" or voluntarily by Mr. Kathwari, he will receive his base salary and bonus prorated through the date of termination, along with any deferred compensation, unreimbursed expenses or any other payment in accordance with Company practices. In connection with each of the foregoing termination payments, Mr. Kathwari will be reimbursed for certain excise and other taxes he is required to pay in respect of such payments. In fiscal 2001, Mr. Kathwari received $747,780 in base salary, which represented a $20,957 increase from the prior fiscal year and was consistent with the terms of the New Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal 2001 of $1,642,000, dividend income of $13,440 from the Stock Units and was deemed to have received $390,000 from the vesting of "restricted" stock. The payment of the incentive bonus and dividend income, and the "deemed" vesting of "restricted" stock, were effected in accordance with the terms of the New Employment Agreement and the recommendation of the Compensation Committee as described above. In fiscal 2000, Mr. Kathwari received $726,823 in base salary, which represented a $15,210 increase from the prior fiscal year and was consistent with the terms of the New Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal 2000 of $2,027,000, dividend income of $10,080 from the Stock Units and was deemed to have received $48,000 from the vesting of "restricted" stock. The payment of the incentive bonus and dividend income, and the "deemed" vesting of "restricted" stock, were effected in accordance with the terms of the New Employment Agreement and the recommendation of the Compensation Committee as described above. In fiscal 1999, Mr. Kathwari received $711,613 in base salary, which represented an $11,613 increase from the prior fiscal year and was consistent with the terms of the New Employment Agreement. Mr. Kathwari also received an annual incentive bonus in fiscal 1999 of $1,851,000, dividend income of $4,480 from the Stock Units and was deemed to have received $1,027,500 from the vesting of shares of "restricted" stock. The incentive bonus and dividend income from the Stock Units were paid pursuant to the terms of the New Employment Agreement and the recommendation of the Compensation Committee as described in the paragraph entitled "Bonuses" above.

    The New Employment Agreement is effective through June 30, 2002, although it may be extended for two additional one-year terms at the mutual agreement of Mr. Kathwari and the Company. To assist in developing the terms of the New Employment Agreement, the Compensation Committee retained an independent compensation consultant, and met with such consultant over a period of three months. In determining the level of compensation appropriate for Mr. Kathwari, the Compensation Committee reviewed employment contracts of chief executive officers in companies in the home furnishings industry of a size and complexity comparable to the Company. In addition, the Compensation Committee and Mr. Kathwari agreed to include a substantial incentive component in the New Employment Agreement. As a result, the large part of Mr. Kathwari's potential compensation is in the form of incentive stock options, restricted stock awards, and a bonus based on the Company's performance.

TAX POLICY

    Section 162(m) of the Code limits deductibility of annual compensation in excess of $1 million paid to the Company's Chief Executive Officer and any of the four other highest paid officers. However, compensation is exempt from this limit if it qualifies as "performance based compensation." The Company submitted the amendment of the Company's 1992 Stock Option Plan to stockholders, to allow awards thereunder to qualify under the "performance-based compensation" requirements. The Company also submitted the Incentive Performance Bonus Provisions of the New Employment Agreement to stockholders to allow the bonus to comply with the "performance-based compensation" requirements. Finally, the stock unit awards under the New Employment Agreement are structured to satisfy the requirements for deductibility.

    Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m).

CONCLUSION

    The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, a significant portion of the Company's executive compensation is based on corporate and individual performance, as well as competitive pay practices. The Compensation Committee believes equity compensation, in the form of stock options, restricted stock, and stock units is vital to the long-term success of the Company. The Compensation Committee remains committed to this policy, recognizing that the competitive market for talented executives and the cyclical nature of the Company's business may result in highly variable compensation for a particular time period.

                                          EDWARD H. MEYER
                                          KRISTIN GAMBLE

                        COMPARATIVE COMPANY PERFORMANCE

    The following line graph compares cumulative total shareholder return for the Company with a performance indicator of the overall stock market, the Standard & Poor's 500 Index, and an industry index, the Peer Issuer Group Index, assuming $100 was invested on June 30, 1996.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
              AMONG ETHAN ALLEN INTERIORS, INC., THE S&P 500 INDEX
                                AND A PEER GROUP

                                     [LOGO]

                                                6/30/1996   6/30/1997   6/30/1998   6/30/1999   6/30/2000   6/30/2001
                                                ---------   ---------   ---------   ---------   ---------   ---------
Ethan Allen Interiors Inc.....................     100         231         406         463         296         403
Peer Group....................................     100         138         165         166         103         139
Standard & Poor's 500 Index...................     100         135         175         215         231         197

    * $100 INVESTED ON 6/30/96 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS.

------------------------

(1) Standard & Poor's 500 Index

(2) Peer Issuer Group which includes Bassett Furniture Industries, Inc.; Bush Industries, Inc.; Chromcraft Revington, Inc.; DMI Furniture, Inc.; Flexsteel Industries, Inc.; Furniture Brands International, Inc.; Haverty Furniture Companies, Inc.; Heilig-Meyers Co.; La-Z Boy Inc.; LADD Furniture Inc.; Legett & Platt, Inc.; and Pier 1 Imports Inc.

    The returns of each company have been weighted according to each Company's market capitalization.

                                 OTHER MATTERS

PROXY SOLICITATION EXPENSE

    The expense of the proxy solicitation will be paid by the Company. In addition to the solicitation of proxies by use of the mails, solicitation also may be made by telephone, telegraph or personal interview by directors, officers and regular employees of the Company, none of whom will receive additional compensation for any such solicitation. The Company has engaged Morrow & Company, a professional proxy solicitation firm, to provide customary solicitation services for a fee of $4,000 plus expenses. The Company does not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for those matters to be voted on in the Annual Meeting. The Company will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

STOCKHOLDER PROPOSALS

    Proposals of stockholders must be received in writing by the Secretary of the Company no later than 120 days in advance of the first anniversary of the date of the mailing of this proxy statement in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2002 Annual Meeting of Stockholders.

    If a stockholder desires to submit a proposal for consideration at the 2002 Annual Meeting of Stockholders, written notice of such stockholder's intent to make such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail not later than June 1, 2002. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the Annual Meeting of Stockholders and must set forth: (i) the name and address, as it appears on the books of the Company, of the stockholder who intends to make the proposal; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to present such proposal; and (iii) the class and number of shares of the Company which are beneficially owned by the stockholder. In addition the notice must set forth the reasons for conducting such proposed business at the Annual Meeting of Stockholders and any material interest of the stockholder in such business. The presiding officer of the Annual Meeting of Stockholders will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the Annual Meeting of Stockholders will not be considered.

OTHER BUSINESS

    The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice enclosed herewith. If any other matters do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matters will require for its approval the affirmative vote of the majority in interest of the stockholders present in person or by proxy at the Annual Meeting where a quorum is present, or such greater vote as may be required by the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws or the General Corporation Law of the State of Delaware.

                                          By order of the Board of Directors,

                                          Roxanne Khazarian
                                          Secretary

Ethan Allen Interiors Inc.
Ethan Allen Drive
Danbury, Connecticut 06811
September 28, 2001

    Each stockholder, whether or not he or she expects to be present in person at the Annual Meeting, is requested to MARK, SIGN, DATE and RETURN THE ENCLOSED PROXY CARD in the accompanying envelope as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

                           ETHAN ALLEN INTERIORS INC.

                                ETHAN ALLEN DRIVE
                           DANBURY, CONNECTICUT 06811
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ETHAN ALLEN INTERIORS INC.

The undersigned hereby appoints the Chairman of the Board, President and Chief Executive Officer, M. Farooy Kathwari and Directors, Horace G. McDonell and Edward H. Meyer, of Ethan Allen Interiors Inc. (the "Company") and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated on reverse side, all the shares of common stock of the Company held of record by the undersigned on September 21, 2001 at the annual meeting of shareholders to be held November 15, 2001 or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1-2.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ETHAN ALLEN INTERIORS INC.
THURSDAY, NOVEMBER, 15, 2001

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Please mark vote in box in the following manner using dark ink only. |X|

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 - 2.
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1. Election of Directors: Nominees:   For    Withhold

01-Clinton A. Clark                   |_|      |_|

02-Kristin Gamble                     |_|      |_|

03-Edward H. Meyer                    |_|      |_|

                                                  For    Against  Abstain

2. Proposal for ratification of KPMG LLP as       |_|      |_|      |_|
Independent Auditors for the 2002 fiscal year.



                             YOUR VOTE IS IMPORTANT!
         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

NOTE: Please sign your name exactly as your name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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Signature                          Signature                          Date